UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
______________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 15, 2023 (March 14, 2023)

ARK RESTAURANTS CORP.
(Exact name of registrant as specified in its charter)

New York	1-09453	13-3156768
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

85 Fifth Avenue
New York, New York 10003
(Address of principal executive offices, with zip code)

Registrant’s telephone number, including area code: (212) 206-8800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Securities registered pursuant to section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01 per share	ARKR	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b of this chapter).

       Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.
On March 14, 2023, Ark Restaurants Corp. held its Annual Meeting of Shareholders (the “Meeting”). The following matters were submitted to a vote of the Company’s shareholders at the Meeting: (i) the election of eight (8) directors to serve until the next annual meeting of the shareholders and until their successors are duly elected and qualified; and (ii) the ratification of the appointment of CohnReznick LLP as the Company’s independent registered public accounting firm for the 2023 fiscal year.
At the Meeting, a total of 3,059,521 shares of the common stock of the Company (the “Common Stock”) voted in person or by proxy, out of 3,600,407 outstanding shares of Common Stock entitled to vote at the Meeting. Set forth below is the number of votes cast for, against, abstained/withheld, and broker non-votes as to each matter:
1. Election of a Board of Eight Directors:

Nominee	For	Abstained / Withheld	Broker Non-Votes
Michael Weinstein	2,348,795	5,966	704,760
Steven Shulman	2,183,580	171,181	704,760
Anthony Sirica	2,332,113	22,648	704,760
Marcia Allen	2,024,728	330,033	704,760
Bruce Lewin	2,235,229	119,532	704,760
Vincent Pascal	2,331,832	22,929	704,760
Jessica Kates	2,339,752	15,009	704,760
Stephen Novick	2,141,734	213,027	704,760

2. Ratification of the appointment of CohnReznick LLP as independent auditors for the 2023 fiscal year:

For	Against	Abstained / Withheld	Broker Non-Votes
3,036,446	19,957	3,118	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARK RESTAURANTS CORP.

	By:	/s/ Michael Weinstein
Name: Michael Weinstein
Title: Chief Executive Officer

Date: March 15, 2023